Exhibit 10.15
                                                                   -------------

                                 LOAN AGREEMENT


     This Loan Agreement (the "Agreement") is made and entered into as of the 21st day of December, 2000 between Honview International Limited, a Hong Kong corporation ("Honview"), and COL China Online International Inc., a Delaware corporation ("COL International"). For purposes of this Agreement, each of Honview and COL International may be referred to individually as a "Party" and both Honview and COL International may be referred to collectively as the "Parties".

                                    Recitals
                                    --------

     A. Honview has agreed to lend cash needs to COL International up to a maximum amount of US$8 million (the "Loan").

     B. COL International desires to borrow amounts from Honview and has agreed to repay those amounts according to the terms and conditions of this Agreement.

                                    Agreement
                                    ---------

     In consideration of the premises and of the mutual promises and covenants contained in this Agreement, the Parties agree as follows:

     1. Loan. Honview agrees to lend COL International its cash needs, from time to time, at any time until January 1, 2004 up to an aggregate principal amount of US$8 million pursuant to the terms and conditions set forth in this Agreement and the Convertible Promissory Note (the "Note") attached to and made a part of this Agreement as Exhibit A. Any amounts loaned to COL International prior to the effective date of COL International's Registration Statement on Form SB-2 (the "Registration Statement") may be paid, at the option of Honview, by converting, at any time after October 10, 2001, part or all the unpaid principal amount of the Loan into shares of $.001 par value common stock of COL International (the "Common Stock"), at a price equal to the greater of $1.20 per share or 90 percent of the Average Weighted Trading Price, as defined below, for the 20 trading days preceding the date of notice of exercise of conversion. Any amounts loaned to COL International after the effective date of COL International's Registration Statement may be paid, at the option of Honview, by converting, at any time after October 10, 2001, part or all the unpaid principal amount of the Loan into shares of Common Stock, at a price equal to the greater of $1.20 per share or 110 percent of Weighted Average Trading Price of the Common Stock for the 20 trading days preceding the date of the Loan. For purposes of this Agreement, "Weighted Average Trading Price" shall mean the average trading price determined by multiplying the number of shares involved in each individual trade during the period of determination by the sale price for that trade and dividing the sum of all those amounts by the total number of shares traded during the relevant period of determination. Repayment of this Loan shall be made pursuant to the terms of the Note. At the time of each advance pursuant to this Agreement, Honview shall annotate the Note to indicate the amount of the advance and the date of the advance.

     2. COL International's Warranties. COL International represents and warrants to Honview as follows: (a) COL International has full power and authority to execute this Agreement and the Note; (b) COL International is duly organized and in good standing under the laws of Delaware; and (c) COL International has full authority and power to own its properties and to operate its business as now conducted.

     3. Condition Precedent To The Loan. The obligation of Honview to make any advance is subject to the satisfaction of the following conditions precedent:

          (a) Honview shall have received on or before the date of this Agreement, duly authorized, executed and delivered by each person that is a party thereto, in form and substance reasonably satisfactory to Honview, each of
(i) the Note and (ii) this Agreement.

          (b) (i) The representations and warranties of COL International contained in Section 2 of this Agreement and, in all material respects, in the Note, shall be true and correct on the date of this Agreement and as of the date (the "Advance Date") on which each advance is to be made; (ii) no Default or Event Of Default shall have occurred and be continuing on the date of this Agreement or the Advance Date either before or after giving effect to the making of the advance or any subsequent advance; and (iii) no events or state of affairs which could reasonably be expected to result (or has resulted) in a "Material Adverse Effect" (as defined below) on COL International and its subsidiaries shall have occurred since July 1, 2000. For purposes of this Agreement, a Material Adverse Effect means (A) a material adverse effect on the business, assets, operations or condition (financial or otherwise) or prospects of COL International and its subsidiaries taken as a whole, or (B) material impairment of the ability of COL International or any of its subsidiaries to perform timely any of its respective obligations under this Agreement or the Note, or (C) material impairment of the rights of or benefits available to Honview under this Agreement and Note; and

          (c) Such other conditions precedent which Honview may reasonably have required.

     5. Events Of Default. The occurrence of any of the following events shall be deemed to be an Event Of Default under this Agreement and the Note:

          (a) Failure of COL International to make any payment when due; or

          (b) Failure of COL International to perform any other agreement of COL International contained in the Note or this Agreement; or

          (c) Any representation or warranty made by COL International in the Note or this Agreement shall prove to have been incorrect when made in any material respect; or

          (d) COL International or any subsidiary of COL International shall be adjudicated insolvent, or shall generally not pay, or admit in writing its inability to pay, its debts as they mature, or make a general assignment for the benefit of creditors, or any proceeding shall be instituted by COL International or any subsidiary of COL International seeking to adjudicate it insolvent, seeking liquidation, dissolution, winding-up, reorganization, arrangement, adjustment, protection, release or composition of it or its debts under any bankruptcy or other debtor relief law, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its properties, or any of COL International or any subsidiary of COL International shall take any corporate action in furtherance of any of the actions set forth above in this Section 5(d); or

          (e) Any proceeding of the type referred to in Section 5(d) is filed, or any such proceeding is commenced against COL International or any subsidiary of COL International and such proceeding remains in effect for 60 days, or any of COL International or any subsidiary of COL International by any act indicates its approval thereof, consent thereto or acquiescence thereof and consents thereto or acquiesces therein, or an order for relief is entered in an involuntary case under the Bankruptcy Law of the United States, or an order, judgment or decree is entered appointing a trustee, receiver, custodian, liquidator or similar official or adjudicating any of COL International or any subsidiary of COL International insolvent, or approving the petition in any such proceedings, and such order, judgment or decree remains in effect for 60 days; or

          (f) A final judgment or order for the payment of money in excess of $50,000 and not covered by insurance shall be rendered against COL International or any subsidiary of COL International and the same shall not be discharged (or provision shall not be made for such discharge) or a state of execution thereof shall not be procured, within 30 days from the date of entry thereof, or COL International or any subsidiary of COL International shall not, within said period of 30 days or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

     6. Remedies. In the event of an Event Of Default, the Loan may, at the option of Honview and without demand or notice of any kind, be declared and thereupon immediately shall become due and payable and Honview may exercise any rights or remedies available to it under the Note or this Agreement or under applicable law. No delay on the part of Honview in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Honview of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

     7. Miscellaneous.


          7.1 Benefits And Assignment. The provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the Parties and their respective successors and assigns. COL International and Honview agree that this Agreement is made solely for the benefit of COL International, and Honview, and their respective successors and assigns, including the surviving entity in the event of a merger, consolidation, or other business reorganization, and no other person shall acquire or have any right under or by virtue of this Agreement.

          7.2 Governing Law. The laws of the State of Delaware shall govern all issues concerning the construction, validity and interpretation of this Agreement.

          7.3 Entire Agreement; Amendment. This Agreement and the other documents delivered pursuant hereto or contemplated hereby constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated except by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

          7.4 Notices. All notices, requests, demands, directions and other communications ("Notices") concerning this Agreement shall be in writing and shall be mailed or delivered personally or sent by telecopier or facsimile to the applicable Party at the address of such Party set forth below in this
Section 7.4. When mailed, each such Notice shall be sent by first class, certified mail, return receipt requested, enclosed in a postage prepaid wrapper, and shall be effective on the fifth business day after it has been deposited in the mail. When delivered personally, each such Notice shall be effective when delivered to the address for the respective Party set forth in this Section 7.4. When sent by telecopier or facsimile, each such Notice shall be effective on the day on which it is sent provided that it is sent on a business day and further provided that it is sent prior to 5:00 p.m., local time of the Party to whom the Notice is being sent, on that business day; otherwise, each such Notice shall be effective on the first business day occurring after the Notice is sent. Each such Notice shall be addressed to the Party to be notified as shown below:

         COL INTERNATIONAL:         COL China Online International Inc.
                                    ATTN:  Mark K. Shaner
                                    3177 South Parker Road
                                    Aurora, Colorado 80014
                                    Facsimile:  (303) 695-1047

         HONVIEW:                   Honview International Limited
                                    ATTN:  Kam Che Chan
                                    Suite 1408 Lippo Sun Plaza
                                    28 Canton Road
                                    Kowloon, Hong Kong
                                    Facsimile:  (852) 2730-4291

          Any Party may change its respective address for purposes of this
Section 7.4 by giving the other Party Notice of the new address in the manner set forth above.

          7.5 Counterparts. This Agreement may be executed in any number of counterparts each of which shall be enforceable against the Parties actually executing such counterparts and all of which together shall constitute one instrument.

          7.6 Severability. If any provision of this Agreement, or its application to any person or circumstances, is invalid or unenforceable, then the remainder of this Agreement or the application of such provision to other persons or circumstances, shall not be affected thereby. Further, if any provision or application hereof is invalid or unenforceable then a suitable and equitable provision shall be substituted therefor in order to carry out so far as may be valid or enforceable the intent and purposes of the invalid and unenforceable provision.

          7.7 Captions. Captions and headings used herein are for convenience of reference only and shall not limit or control the meaning of any provisions hereof.

     IN WITNESS WHEREOF this Agreement is executed on the dates set forth below to be effective as of the date written on the first page of this Agreement.

                                            COL CHINA ONLINE INTERNATIONAL INC.


Date:    December 22, 2000                  By:      /s/ Mark K. Shaner
     -------------------------------           ---------------------------------
                                               Mark K. Shaner, President



                          HONVIEW INTERNATIONAL LIMITED


Date:    December 27, 2000                  By:      /s/ Kam Che Chan
     -------------------------------           ---------------------------------
                                               Kam Che Chan, Director

                                                                       Exhibit A
                                                                       ---------

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER STATE SECURITIES LAWS. THE TRANSFER OF THIS NOTE SHALL NOT BE PERMITTED UNTIL AND UNLESS THE PROPOSED TRANSFER IS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT OR UNTIL AND UNLESS THE COMPANY HAS RECEIVED AN OPINION OF LEGAL COUNSEL WHICH IS ACCEPTABLE TO THE COMPANY THAT THIS NOTE MAY LEGALLY BE SOLD OR OTHERWISE TRANSFERRED WITHOUT SUCH REGISTRATION.

                           Convertible Promissory Note

$________                                                   ______________, 2000

1.   Promise To Pay

     FOR VALUE RECEIVED, COL China Online International Inc., a Delaware corporation (the "Company"), hereby promises to pay to the order of Honview International Limited (the "Holder"), the principal amount of $___________, in accordance with the provisions of this Convertible Promissory Note (the "Note").

2.   Payment

     Repayment of the principal amount of the Note shall be required to be made only in amounts equal to 20 percent of the Company's pre-tax profits, if any, for each fiscal year of the Company that begins on or after July 1, 2001. The payments shall be made upon the earlier to occur of (a) 10 business days after the Company's receipt from its outside independent auditors of the independent auditor's report concerning the Company's financial statements as of the end of, and for, the fiscal year for which the calculation is to be made, and (b) 150 days after the end of the fiscal year for which the calculation is to be made. The calculation of profit shall be in accordance with generally accepted accounting principles, consistently applied, and shall be based on the audited financial statements, if they are available. If audited financial statements are not available, then the calculation of profit shall be based on the Company's unaudited financial statements. In addition, the principal amount of this Note may be prepaid by the Company, in whole or in part without premium or penalty, at any time upon 30 days prior notice to the Holder.

3.   Conversion

     At any time until this Note has been paid in full (the "Conversion Period"), the Holder shall have the right to convert, in the manner set forth herein, part or all the unpaid principal amount of this Note into shares (the "Conversion Shares") of the $.001 par value common stock of COL International (the "Common Stock"), at a price equal to the greater of $1.20 per share or 90 percent of the Average Weighted Trading Price, as defined below, for the Common Stock for the 20 trading days preceding the date of notice of exercise of conversion. For purposes of this Note, "Weighted Average Trading Price" shall mean the average trading price determined by multiplying the number of shares involved in each individual trade during the period of determination by the sale price for that trade and dividing the sum of all those amounts by the total number of shares traded during the relevant period of determination. If there is no Weighted Average Trading Price because there is no reasonably ascertainable trading price for the Common Stock, then there shall be no right of conversion.

     In order to convert this Note, Holder shall deliver to the Company at the address set forth below, or at any other address of which the Company gives notice pursuant to Section 11 below, this Note together with an irrevocable written notice of Holder's conversion of this Note. This notice of conversion shall be substantially in the form of the Notice To Convert attached to and made a part of this Note as Schedule A (the "Notice To Convert"). Although the conversion of this Note shall be irrevocable upon delivering the Notice To Convert, the conversion shall not be deemed to be effective until a certificate or certificates representing the Conversion Shares are issued to Holder. At the time of delivering the Notice To Convert to the Company, Holder shall reaffirm all representations, acknowledgements and warranties contained in this Note. No fractional shares or scrip representing fractional shares will be issued upon any conversion in respect of any fraction of a share that would otherwise be issuable upon the surrender of this Note for conversion.

     If the Company has not received the Notice To Convert together with this Note during the Conversion Period, the Company shall pay the Holder the entire principal amount of this Note.

4.   Default

     4.1 Upon the occurrence of any of the events of default defined below, the Holder of this Note may by written notice to the Company declare the entire unpaid principal amount of the Note due and payable and the same shall, unless such defaults shall be cured within ten days after such notice, become due and payable upon the expiration of such ten-day period, without presentment, demand, protest, or other notice of any kind, all of which are expressly waived.

     4.2 The following shall constitute events of default:

          (a) Failure to make the due and punctual payment of the principal of this Note which default is not cured within 30 days after such default; or

          (b) The Company shall commence any voluntary proceeding under bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, receivership, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or the Company shall be adjudicated insolvent or bankrupt by a decree of a court of competent jurisdiction; or the Company shall petition or apply for, acquiesce in, or consent to, the appointment of any receiver or trustee of the Company or for all or a substantial part of the property of the Company; or the Company shall make an assignment for the benefit of creditors; or the Company shall admit in writing to its inability to pay its debt as they mature; or

          (c) There shall be commenced against the Company any proceeding relating to the Company under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, receivership, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, and such proceeding shall remain undismissed for a period of 60 days or the Company by any act indicates its consent to, approval of, or acquiescence in, any such proceeding; or a receiver or trustee shall be appointed for the Company for all or a substantial part of the property of the Company and any such receivership or trusteeship shall remain undischarged for a period of 60 days; or a warrant of attachment, execution, or similar process shall be issued against any substantial part of the property of the Company and the same shall not be dismissed or bonded within 60 days after levy.

5.   Investment Restriction

     The issuance of this Note and the Conversion Shares issuable upon conversion of this Note (collectively, the "Securities") have not been registered under any federal or state securities laws in reliance upon an exemption from registration. The Holder may not sell, offer for sale, transfer, pledge or hypothecate the Securities in the absence of an effective registration statement covering such transaction under all applicable federal and state securities laws, unless the sale, offer of sale, transfer, pledge or hypothecation is exempt from registration under all applicable federal and state securities laws or unless the contemplated transaction otherwise complies with all such laws. In acquiring the Note and the Conversion Shares, if any, the Holder represents and warrants to the Company that the Holder is acquiring the Note and the Conversion Shares for his own account for investment purposes only and not with a view to its sale or distribution. This Note and any certificate representing Conversion Shares issued upon the conversion of this Note shall be stamped or imprinted with a restrictive legend in accordance with this paragraph.

6.   Reaffirmation Of Representations

     By surrendering this Note for conversion, Holder shall reaffirm all representations, acknowledgements and warranties contained in this Note as of the date of the surrender.

7.   Common Stock Issuable Upon Conversion

     The Company covenants and agrees that it has the requisite authority to issue the Note and all Conversion Shares that may be issued upon the conversion of the Note. The Company will, during the term of this Note, reserve and keep available the number of shares of Common Stock included in the Conversion Shares into which this Note may be converted.

8.   Waiver

     No failure on the part of the Company or the Holder to exercise, and no delay in exercising any right hereunder, shall operate as a waiver of such right; nor shall any single or partial exercise by the Company or the Holder of any right preclude the exercise of any other right. The remedies of the Company and the Holder herein provided are cumulative and not exclusive of any remedies provided herein or by law.

9.   Entire Agreement; Amendments

     This Note embodies the entire agreement between the Company and the Holder relating to the Note and supersedes all prior agreements and understandings relating thereto. This Note may be amended by an agreement in writing signed by the Holder of this Note.

10.  No Third Party Beneficiaries

     The Company and the Holder agree that this Note is solely for the benefit of the Company and the Holder, and their respective successors and assigns, and no other person shall acquire or have any rights under or by virtue of this Note.

11.  Notices

     All notices, requests, demands, directions and other communications ("Notices") concerning this Agreement shall be in writing and shall be mailed or delivered personally or sent by telecopier or facsimile to the applicable party at the address of such party set forth below in this Section 11. When mailed, each such Notice shall be sent by first class, certified mail, return receipt requested, enclosed in a postage prepaid wrapper, and shall be effective on the fifth business day after it has been deposited in the mail. When delivered personally, each such Notice shall be effective when delivered to the address for the respective party set forth in this Section 11. When sent by telecopier or facsimile, each such Notice shall be effective on the day on which it is sent provided that it is sent on a business day and further provided that it is sent prior to 5:00 p.m., local time of the party to whom the Notice is being sent, on that business day; otherwise, each such Notice shall be effective on the first business day occurring after the Notice is sent. Each such Notice shall be addressed to the party to be notified as shown below:

         The Company:      COL China Online International Inc.
                           ATTN:  Mark K. Shaner
                           3177 South Parker Road
                           Aurora, Colorado 80014
                           Facsimile:  (303) 695-1047

         Holder:           Honview International Limited
                           ATTN: Kam Che Chan
                           Suite 1408 Lippo Sun Plaza
                           28 Canton Road
                           Kowloon, Hong Kong
                           Facsimile:  852-2730-4291

     Either party may change its respective address for purposes of this Section 11 by giving the other party Notice of the new address in the manner set forth above.

12.  Severability

     If any obligation or portion of this Note is determined to be invalid or unenforceable under law, it shall not affect the validity or enforcement of the remaining obligations or portions hereof.

13.  Governing Law

     This Note shall be deemed to be made under the laws of the State of Delaware and for all purposes shall be construed in accordance with the laws of said state.

14.  Headings

     The headings for the paragraphs of this Note are inserted for convenience only, and shall not constitute a part hereof.

     IN WITNESS WHEREOF, the Company has executed and delivered this Note on the date first above written.

                                       COL CHINA ONLINE INTERNATIONAL INC.



                                       By:
                                          --------------------------------------
                                             Mark K. Shaner, President

                                                                      Schedule A
                                                                      ----------


                                         COL CHINA ONLINE INTERNATIONAL INC.


                                Notice To Convert

     The undersigned Holder of a Note dated ______________, 200__ (the "Note") from COL China Online International Inc. (the "Company") hereby surrenders the Note and notifies the Company of the undersigned's conversion of the principal amount of the Note into the Conversion Shares, as defined in the Note. The undersigned understands that (i) the undersigned will be issued Conversion Shares and that the Conversion Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"); (ii) the transfer of the Conversion Shares issued will be restricted by the Securities Act; (iii) the Conversion Shares issued will be subject to the restrictions set forth in
Section 5 of the Note; and (iv) the certificates representing the Conversion Shares will contain a legend restricting their transfer or other disposition. The undersigned further understands that, as a condition of conversion, the undersigned must reaffirm, as of the date of this Notice To Convert, the representations and warranties made by the undersigned in the Note and specifically does so by signing this Notice To Convert.


                                        HONVIEW INTERNATIONAL LIMITED


Dated:                                  By:
      ---------------------------          -------------------------------------

                                        ----------------------------------------
                                        (Printed name and title)